UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2020

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AWX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Avalon Holdings Corporation Annual Meeting of Stockholders was held on April 30, 2020.

The matters presented for a vote and the related results are as follows:

1.	ELECTION OF DIRECTORS

The following directors were elected by the holders of Class B Common Stock:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-votes

Ronald E. Klingle	6,114,850	-0-	-0-	-0-
Bryan P. Saksa	6,114,850	-0-	-0-	-0-
David G. Bozanich	6,114,850	-0-	-0-	-0-

 The following directors were elected by the holders of the Class A Common Stock:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-votes

Kurtis D. Gramley	509,765	1,266,831	-0-	1,476,183
Stephen L. Gordon	507,174	1,269,422	-0-	1,476,183

2.	ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Votes For	Votes Against	Abstentions	Broker Non-votes

6,835,719	1,053,237	2,490	1,476,183

Pursuant to the foregoing votes, the Executive Compensation of the Named Executive Officers of Avalon Holdings Corporation was approved in the non-binding vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 30, 2020

Avalon Holdings Corporation

By:	/s/ Bryan P. Saksa
Bryan P. Saksa
Chief Financial Officer

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